Exhibit 10.19

DEAL MEMORANDUM

THIS MEMORANDUM DATED February 7, 2005 (“Effective Date”) and stating the terms and conditions to which the undersigned have agreed by their mutual assent, shall constitute and set forth the basic terms by which CARINCO AG (hereinafter, “CARINCO”) agrees to purchase the exclusive Digital Download Rights (hereinafter, “Rights”) in and to the Master Recordings (hereinafter, “Masters”) for the distribution and sale in the Territory, and DIGITAL MUSICWORKS INTERNATIONAL, INC., (hereinafter, “DMI”) agrees to acquire by such license the collection of Masters owned by CARINCO and generally referred to as Catalog, on the following terms and conditions:

1. GRANT OF RIGHTS. CARINCO hereby agrees to assign, transfer and grant to DMI, the sole, exclusive and entire right to electronically distribute, market, promote and sell in the Territory, without any limitation not specifically set forth herein or hereinafter, in and to the purchased Masters embodying the compositions described in paragraph 14(a) (hereinafter referred to individually and collectively as “Master(s)”) as amended from time to time to include after-acquired Masters or Masters not part of this Agreement on Effective Date, and all electronic copies thereof and in and to the performances embodied thereon including but not limited to:

a. The exclusive right, title and license throughout the Territory to make, cause or otherwise effect Digital Audio Transmissions and Digital Phonorecord Deliveries of the Masters, including, without limitation, the right to couple any of the Licensed Recordings with recordings other than the Licensed Recordings (“Electronic Distribution”). The term “Digital Audio Transmission” shall mean a transmission that embodies a sound recording including the performance thereof. The term “Digital Phonorecord Delivery” (“Digital Download”) shall mean each individual delivery of a phonorecord by digital transmission of a sound recording which results in a specifically identifiable reproduction by or for any transmission recipient of a phonorecord of that sound recording, and any other digital delivery mechanism now known or unknown, including telephonic or by satellite or similar delivery mechanism[s].

b. The non-exclusive right in the United States and the world to use and publish and to permit others to use and publish the names, approved likenesses and photographs of all persons who performed in the recording of the Master(s), in connection with the rights of Electronic Distribution of the Licensed Master(s).

c. The exclusive right to transform the Arrangement(s) into mobile telephone ring tone formats (the “Ring Tone(s)”), Master Ring Tones and/or Ringbacks or similar formats;

The exclusive right to download or otherwise transmit Ring Tones and/or the Master Tones to Customers’ mobile telephones for the Customers’ personal use to serve as the ringing alert on such Customers’ mobile telephones; and

d. The exclusive right to promote the Ring Tones and/or the Master Tones on DMI’s and/or Third-Party Companies’ website(s).

2. DMI hereby agrees to pay CARINCO for the Rights to Masters described in paragraph 14(a) below, as follows:

a. [*], or pro rata share thereof, upon delivery of master recordings as set forth in Paragraph 14(a), [*] of which shall be paid within [*] of this agreement, and

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b. [*] for [*], commencing [*] from Effective Date,

c. against a royalty of [*] of [*], and

d. to the extent CARINCO is the authorized licensee of the rights granted herein, otherwise CARINCO agrees to sublicense to DMI such Masters pursuant to paragraphs 6, 7 and 14(a).

e. All payments made to CARINCO hereunder are fully recoupable from gross sales.

3. In the event the actual number of tracks delivered shall be less than the number of tracks set forth in paragraph 14(a), below, the Purchase Price shall be reduced by a pro rata amount. All Master to be delivered to DMI not later than [*].

4. The phrase “net receipts” shall be defined as DMI’s gross receipts received by DMI from the sale or license of such Rights less only the following costs and fees incurred in connection with such deliveries, and only to the extent incurred:

a. mechanical royalties, if any;

b. other third party fees that may be required by contract or the Copyright Act, if any;

5. CARINCO shall provide DMI with a schedule of all Masters delivered hereunder (“Schedule A”). Schedule A, which shall be from time to time amended, shall accompany delivery of Masters and shall contain information requested by DMI, including, without limitation, the following:

a. master song title,

b. Artist Name,

c. whether “original recording”, “live” or “original artist re-recordings” as those terms are generally known in the US entertainment business.

d. Territory in which the rights are granted.

e. any other information needed to perform the various obligations under this agreement, including but not limited to, label copy, provided such information is known to or readily available to CARINCO.

6. Territory shall mean the World, unless specifically excluded in Schedule A.

7. The initial term shall be ten (10) years (“Initial Term”) from Effective Date and, subject to CARINCO obtaining extensions, one (1) renewable period of like Term (“Option Period”) exercisable by DMI upon notice to CARINCO prior to expiration of Initial Term, and upon payment as per paragraph 2(a)-(b), above.

8. DMI shall render statements to CARINCO for Royalties due CARINCO under this agreement on a calendar quarter basis (“Statement Period”). Statements reflecting net sales for each Statement Period shall be rendered on or before the end of each subsequent calendar quarter accompanied by the royalty payment shown to be due hereunder, if any. For the avoidance of doubt, and by way of example, statements for sales during the first calendar quarter of a given calendar year, 2006, for example, will be rendered on or before the second calendar quarter of 2006, accompanied by the royalty payment due hereunder, if any. If DMI fails to make payment promptly as set

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forth herein, upon written notice from CARINCO, DMI shall have thirty (30) days in which to bring all late payments up-to-date (the “Cure Period”). If DMI fails to make all late payments due within such Cure Period, interest shall be added to those late payments when made at a rate of five percent (5%) per annum or the prevailing U.S. commercial interest rate, which is higher. Notwithstanding anything contained herein to the contrary, said remedy shall be in addition to whatever other remedies are available to CARINCO under U.S. law or equity.

a. CARINCO shall have the right to inspect the books (the “Audit”) at CARINCO’s sole expense, DMI’s books of account directly related to the sale and exploitation of the Rights hereunder at DMI’s offices upon a minimum of thirty (30) days notice but not more than once during any twelve month period, solely for the purpose of verifying the accuracy of such books of Account. CARINCO shall request the audit within three (3) years after the end of a Royalty Period. The accounts and statements shall be conclusively deemed accurate in the event that CARINCO has not sent written notice specifying CARINCO’s objections to the statement of account within three years from the date of such statement shall have been sent to LICENSOR. Such examination shall be conducted by a qualified royalty auditor (“Auditor”) and shall be conducted promptly and in such a manner as to not disrupt DMI’s regular business activity. AS a condition of such Audit, all persons participating in such Audit must agree to DMI’s then-standard confidentiality agreement and shall not disclose any confidential information obtained solely through the Audit without the express written consent of DMI, except that such Auditor shall not be prevented from disclosing to CARINCO, or an agent of CARINCO, on behalf of whom Auditor is conducting the Audit directly pertaining to CARINCO.

9. CARINCO hereby certifies that CARINCO is the sole and lawful owner or licensor of Masters, or has lawful power to exercise the license of said Masters.

For the purpose of this Agreement, “Rights” shall be deemed to include: all transcriptions, duplications, encoding or any other method, now known or hereafter devised, which can now or may be used in the future to duplicate the said performances/recordings of Masters stated herein with specific emphasis being on but not limited to, Electronic Distribution media and automated retailing systems which use the “Internet” “World Wide Web” or electronic bulletin board services to distribute and sell music product and particularly the stated recordings/performances of Master(s), and to include Electronic Distribution through any and all methods of Electronic Distribution, including wireless satellite transfer of said Masters for profit, and shall include and mean any and all musical works embodied in the Masters which are written or composed, in whole or in part, or owned or controlled, directly or indirectly, by third-party artist or CARINCO, collectively or individually.

10. Upon reasonable request by DMI, CARINCO agrees to and shall promptly provide DMI’s designated representative with all contracts, bills of sale or other documents (hereinafter, “Contracts”) that support CARINCO’s authority to grant the rights herein. All such contract, bills of sale and other documents shall remain confidential information.

11. DMI may contract the services of a technician or other qualified person to inspect Masters to ensure the durability and/or mechanical fitness of Masters before monies or DMI Stock have been transferred to CARINCO or before sale is deemed to be final.

12. In the event that DMI determines in DMI’s sole discretion, that any Masters delivered under this Agreement are not technically or mechanically fit, acknowledging that the vast majority of the Masters are recordings completed without the benefit of current technology, or if in DMI’s sole discretion the chain of title as set forth in supporting Documents do not grant DMI clear title to said Masters, DMI may reject such delivered Masters and CARINCO shall either replace rejected Master with a replacement which DMI in DMI’s sole discretion deems acceptable or issue DMI refund or credit DMI’s account in a pro-rata amount for each rejected Master Recording.

13. It is hereby understood that the Catalogs are generally constituted by the following:

a. Approximately [*] Masters comprised of vintage Jazz, Blues, Christmas, Classical and Rock recordings or other similar original recordings.

15. CARINCO warrants that:

a. CARINCO is free to enter into and abide by the terms of this Agreement.

b. CARINCO is the sole owner or licensing representative of the Masters and of all the performances embodied thereon in the Territory.

c. none of the Masters subject to this Agreement, their contents or DMI’s distribution or sale of the Masters shall interfere or infringe under common law or statutory law with the rights of any other party, including without limitation, contract rights, copyrights and rights of privacy, and CARINCO has obtained all necessary clearances and permissions in the Territory;

d. CARINCO has the right to grant the Rights herein granted and to make each and all of the grants herein made to DMI in the Territory;

e. No other person, firm or corporation has any right, title or interest in or to the Master(s) or any copies of duplicates thereof, inconsistent with the terms of this Agreement, except as specified and duly stated herein in the Territory;

f. CARINCO has not heretofore done or permitted to be done, nor will it hereafter do or permit to be done, any act or thing which is or may be inconsistent with DMI’s digital sole and exclusive distribution and sale of said Masters and said performances or which may impair and/or curtail any of the rights given or grants made in this Agreement;

g. there are no liens, encumbrances and/or obligations upon or in connection with the Licensed Master(s) or with the performance not specifically set forth herein, and

h. CARINCO has the right to use the artist’s name and likeness in connection with the commercial sale of said Masters in the Territory and transfers such right to DMI.

16. CARINCO’s representations and warranties are true as of the date of this Agreement and shall remain true for as long as DMI and its licensees and assigns have any interests or rights under this Agreement.

17. CARINCO agrees to indemnify, save and hold DMI, it’s directors, officers, shareholders and employees harmless from any costs, expenses, attorneys’ fees, losses or damages, for which it is deemed to be the responsible party, arising out of or connected with:

a. any claim by any third party that is inconsistent with any of the warranties or representations made by CARINCO in this Agreement; and

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b. any material breach by CARINCO of this Agreement or any representations or warranties made hereunder.

CARINCO will reimburse DMI on demand for any claims, damages, expenses (including reasonable attorneys’ fees), costs, and payments made by DMI arising out of the foregoing indemnity. DMI also may recoup such payments from accrued royalties due CARINCO under this Agreement. DMI may withhold the payment of such royalties pending the resolution of such claim or breach. Such withholding shall be in an amount reasonably related to the amount of the claim and reasonable attorneys’ fees, costs and expenses.

18. CARINCO and DMI agree that in the event CARINCO is unable to deliver all Masters to DMI, said Masters already delivered and paid for shall remain the licensed property of DMI on a pro rata basis, subject to paragraphs 1 and 2; and in the event CARINCO is unable to deliver Masters to DMI for which CARINCO has received payment (“Overpayment”), CARINCO shall immediately return said Overpayment to DMI within [*] of dispatch of notice by DMI.

19. DMI shall have right of first refusal to the Rights to any after-acquired Masters upon mutual agreement as to price.

20. This agreement shall inure to the benefit of and be binding upon the parties’ assigns, successors and/or heirs.

21. This Agreement shall be deemed to have been made in the State of California, U.S.A., and its validity, construction, performance, breach and operation shall be governed by the laws thereof.

22. In the event that any provision of this Agreement shall be held invalid or otherwise contrary to law, the same shall be deemed to be deleted from this Agreement, and the remainder shall continue in full force and effect.

23. The Parties agree to execute any and all subsequent documents, including without limitation, instrument, deed or other document which is necessary to carry out the terms of this Agreement.

24. In resolving any dispute which may arise between the parties, any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Nothing in this Agreement shall be construed as creating a a partnership or joint venture between the parties.

25. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof. All previous negotiations, representations and promises having been merged herein. No modification, amendment, waiver, termination or discharge of this Agreement will be binding unless confirmed by a written instrument signed by the party sought to be bound. No waiver of any provision or default under this Agreement shall affect the rights of DMI thereafter.

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26. Except to the extent required by law, the parties shall not disclose the terms of this Agreement or discuss the nature or existence of this agreement with any third parties, except for the parties’ attorneys.

The signatures below confirm all parties involved understand and agree the terms and conditions set forth herein are both fair and just and binding as of Effective Date unless a more formal Agreement (“Long Form”) is executed within a reasonable time herefrom. In the event such Long Form is not executed within sixty (60) days of Effective Date, this Agreement shall remain in full force and effect unless or until terminated under the terms or this Agreement.

DATED: February 7, 2005		DATED: February 7, 2005

By:	/S/ VOLKER SPIELBERG	By:	/S/ MITCHELL KOULOURIS

VOLKER SPIELBERG,		MITCHELL KOULOURIS, President & CEO
for CARINCO AG		for Digital Musicworks International, Inc.

Schedule A

[*]

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